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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 17, 1997 (except with respect to the matters discussed in Note 19, as to which the date is February 4, 1998) included in Ponder Industries, Inc.'s Form 10-K for the year ended August 31, 1997 and to all references to our Firm included in this registration statement.



                                             /s/ ARTHUR ANDERSEN LLP

San Antonio, Texas
February 18, 1998